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                                                                 Exhibit 24

                             AAF-MCQUAY INC.
                            POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) of AAF-McQuay Inc., incorporated in the State of Delaware, hereby constitute and appoint Joseph B. Hunter, Jr. and Michael J. Christopher, and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors of AAF-McQuay Inc, the Annual Report on Form 10-K, and any and all further amendments to said report, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Dated as of:  September 15, 1997



/S/ JOSEPH B. HUNTER              /S/ MICHAEL J. CHRISTOPHER
----------------------------      ----------------------------
Joseph B. Hunter                  Michael J. Christopher



/S/ LIU WAN MIN                   /S/ QUEK LENG CHAN
----------------------------      ----------------------------
Liu Wan Min                       Quek Leng Chan



/S/ HO NYUK CHOY                  /S/ ROGER TAN KIM HOCK
----------------------------      ----------------------------
Ho Nyuk Choy                      Roger Tan Kim Hock



/S/ GERALD L. BOEHRS
----------------------------
Gerald L. Boehrs